Exhibit 99.1

         June 2, 2011

Contact:	Douglas J. Glenn
Executive Vice President, General Counsel and
Chief Operating Officer
(757) 217-3634

HAMPTON ROADS BANKSHARES ANNOUNCES CONSOLIDATION OF
NINE BANK BRANCH LOCATIONS INTO NEARBY BRANCHES

Consolidations Expected to Reduce Operating Expenses and Support Company’s Return to Profitability
With Minimal Impact on Customers

Norfolk, Virginia, June 2, 2011:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for Bank of Hampton Roads and Shore Bank, today announced the consolidation of nine Bank of Hampton Roads and Shore Bank branch locations into nearby branches. These branch consolidations are expected to reduce operating expenses and support the Company’s goal of returning to profitability.  The accounts and services in each closed branch will be transferred to a nearby branch, minimizing the impact on customers.

As a result of these consolidations, the Company expects to achieve significant operating expense savings, which should begin to be realized in the fourth quarter of 2011.  The Company expects to record a charge in the second quarter of 2011 reflecting severance payments and other expenses related to these branch consolidations.

John A.B. “Andy” Davies, Jr., the Company’s President and Chief Executive Officer, said, “We continue to make good progress on our comprehensive plan to return the Company to profitability.  We substantially strengthened our balance sheet with a $295 million capital raise in the fourth quarter of 2010 and are now intensely focused on returning to profitability.  These branch consolidations, some of which were first contemplated during the acquisitions of Shore Bank and Gateway Bank in 2008, should generate a significant reduction in operating expenses and improve profitability, while maintaining the high level of personal service our customers expect and deserve.”

The table below provides information on the branches that have already been closed or are scheduled to be closed, actual or expected closing dates, and the locations to which each branch’s accounts and services will be transferred:

Bank of Hampton Roads
Closing Date	Branch Closing (Location)	Accounts Transferred to Branch (Location)
April 7, 2011	Orchard Square (Chesapeake, VA)	Volvo Parkway (Chesapeake, VA)
April 8, 2011	Greenbrier (Chesapeake, VA)	Volvo Parkway (Chesapeake, VA)
June 6, 2011	Wake Forest (Wake Forest, NC)	Falls of Neuse (Raleigh, NC)
June 12, 2011	MacArthur (Norfolk, VA)	Ghent (Norfolk, VA)
September 2, 2011	Independence (Virginia Beach, VA)	Pembroke (Virginia Beach, VA)
September 9, 2011	Great Neck (Virginia Beach, VA)	Shore Drive (Virginia Beach, VA)
September 16, 2011	Princess Anne (Norfolk, VA)	East Beach (Norfolk, VA)
September 23, 2011	Market Street (Suffolk, VA)	Godwin Boulevard (Suffolk, VA)

Shore Bank
Closing Date	Branch Closing (Location)	Accounts Transferred to Branch (Location)
August 31, 2011	Parksley (Parksley, VA)	Onley (Onley, VA)

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about reducing operating expenses, realizing savings and expectations about future charges related to consolidations.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and other filings made with the SEC.

 About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, Bank of Hampton Roads operates forty-eight banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.